Exhibit No. 1
Form 8-K Dated April 16, 1998
Purus, Inc.
File No. 0-22408

                           PURUS, INC.
                    605 Tennant Ave., Suite B
                     Morgan Hill, CA  95037



                                                   April 16, 1998


VIA FACSIMILE

Mr. Donald Winstead, President
Casa Solaz, Inc.
17246 Quail Court
Morgan Hill, CA  95037

Dear Mr. Winstead:

      Purus, Inc. ("Purus") is pleased to confirm its commitment to make funds available to provide additional debt financing to Casa Solaz, Inc., a Nevada corporation (the "Company"), in the amount of $2,200,000 on the same terms as the existing loan between the parties. Purus is prepared to make this commitment in reliance on the agreement of the Company's holders of capital stock to exchange their shares for Purus common stock (the "Acquisition") subject to the terms and conditions contained herein and in the attached Summary of Proposed Terms and Conditions (the "Term Sheet"). (This letter and the Term Sheet are sometimes collectively referred to herein as the "Letter"). Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to such term in the Term Sheet.

      The  commitment  of  Purus  hereunder  is  based  upon  the financial and other information regarding the Company and its subsidiaries provided to Purus and is subject to the various conditions precedent described in the Term Sheet and to the usual reservations, among others, that there shall not have occurred after the date of such information, in the sole opinion of Purus, either any material adverse change in the business, assets, liabilities (actual or contingent), operations, conditions (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, or any changes in governmental regulations, monetary policy or market conditions. If the continuing review by Purus of the Company discloses information relating to conditions or events not previously disclosed to Purus or relating to new information or additional developments concerning conditions or events previously disclosed to Purus that Purus in its sole discretion believes may have a material adverse effect on the condition (financial or otherwise), assets, properties, business operations or prospects of the Company and its subsidiaries taken as a whole, Purus, may, in its sole discretion, decline to provide the Financing or complete the Acquisition.

      The Company hereby represents, warrants and covenants to Purus that (i) all information, which has been, or is hereafter, made available to Purus by the Company or any of its representatives in connection with the transactions contemplated hereby ("Information"), is, and will be, complete and correct in all material respects and does not, and will not, contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning the Company that have been, or are hereafter, made available to Purus by the Company or any of its representatives (the "Projections") have been, or will be, prepared in good faith based upon reasonable assumptions. The Company also agrees to furnish Purus with such information and Projections as it may reasonably request and to supplement the Information and the Projections from time to time, through and including the closing date of the Acquisition (the "Closing Date"), so that the representation and warranty set forth in the preceding sentence is correct on the Closing Date.

      Each of the parties hereto agree that the other party shall
(i) have no liability (whether direct or indirect, in contract or tort or otherwise) to security holders or creditors arising out of, related to, or resulting from, the transactions contemplated herein, except to the extent that such liability is found by a judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct or (ii) be responsible or liable for any consequential damages that may be alleged as a result of this Letter.

      The provisions of the immediately preceding paragraph shall remain in full force and effect regardless of whether definitive documentation for the Financing and Acquisition shall be completed, executed and delivered, and notwithstanding the termination of this Letter or the commitment of Purus hereunder.

      Please note that, except with respect to the provisions of the preceding two paragraphs, the commitment proposed herein does not constitute a binding obligation of either the Company or Purus, nor does it define all of the terms and conditions of the Financing and Acquisition, but is a framework upon which the documentation for the proposed transactions would be structured, and is a basis for further discussion and negotiation of the terms as may be appropriate. Among other things, the Acquisition would be subject to all of the Conditions Precedent to Closing set forth in the Term Sheet, and those matters which are not covered by or made clear in this Letter are subject to the mutual agreement of the parties.

      This Letter (i) shall be governed by, and construed in accordance with, the laws of the State of California, without regard to any choice-of-law principles thereof, (ii) may be executed in counterparts, which, taken together, shall constitute an original, (iii) shall be amended or modified only in a writing executed by the parties hereto, (iv) shall not be assigned or transferred by the Company (whether by operation of law or otherwise) without the prior written consent of Purus, and (v) supersedes and replaces any and all proposals or commitment letters previously delivered by Purus to the Company. In addition, no party has been authorized by Purus to make any oral or written statements inconsistent with this Letter.

      The commitment proposed herein will be available for acceptance until 5:00 p.m. (Pacific Daylight Savings time) on April 17, 1998, unless further extended in writing by Purus.

      We are delighted to have this opportunity to work with you. If the terms of the Letter meet with your approval, please indicate your acceptance by signing and dating the enclosed copy of this Letter, and then returning the same to the undersigned.


                                   Very truly your,

                                   PURUS, INC.

                                   By: /s/ Peter Friedli
                                        Name:     Peter Friedli
                                        Title:    Chief Executive Officer

                                   Dated:  April 16, 1998, 1998


ACCEPTED:

CASA SOLAZ, INC.


By:  Donald Winstead
     Name:     Donald Winstead
     Title:    President

Dated:  April 16, 1998

            SUMMARY OF PROPOSED TERMS AND CONDITIONS
                        PURUS/CASA SOLAZ

I.   SENIOR SECURED NOTE

OFFERING

Issuer:             Purus, Inc. (the "Company").

Issue: Amendment and increase of existing $1,800,000 note to $4,000,000 (the "Note").

Closing: Closing of the increase in the Note is expected to occur on or before April 21, 1998.

Security:           The  Note will be secured by the same  assets
                    as the existing $1,800,000 Note.

Use of Proceeds:    To  finance  new facilities and  provide  for
                    working   capital   and   general   corporate
                    purposes.

TERMS OF THE NOTES

Ranking: The Note shall be the senior secured obligations of the Company, ranking senior in right of payment to all existing and future subordinated indebtedness of the Company.

Interest:           The  Note will bear interest at a fixed  rate
                    of 6% per annum.

Maturity:           December 31, 1999.

II.  ACQUISITION

OFFERING

Issuer:             Purus, Inc. ("Purus").

Issue:              Common Stock (the "Common Stock").

Aggregate Amount:   After giving effect to the transaction,  that
                    number of shares of Purus common stock  equal
                    to  75% of the outstanding shares (subject to
                    adjustment as provided below) will be  issued
                    in  exchange for all of the capital stock  of
                    the  Company held by Company stockholders  as
                    of   the  date  of  this  Letter  and   their
                    successors or or assigns ("Acquisition").

Closing: Closing of the Acquisition is expected to occur on or before December 31, 1999 (the
                    "Closing Date").

Adjustment:         If,  as  of the end of the most recent fiscal
                    quarter of Purus prior to the Closing Date and provided there is no material change from the end of such quarter to the Closing Date, the net asset value of Purus in greater than $4,000,000, the number of Purus shares issued for the capital stock of the Company shall be adjusted by mututal agreement of the parties.

ADDITIONAL CLOSING
CONDITIONS

Stock Exchange
Agreement:          The  Acquisition shall be made pursuant to  a
                    definitive  exchange  agreement  (the  "Stock
                    Exchange  Agreement"),  which  shall  contain
                    representations and warranties, covenants and
                    indemnification  provisions   in   form   and
                    substance satisfactory to the parties.

No Change of Control     If there shall occur a Change of Control
                    of Purus, the Company shall have no further obligation to consummate the Acquisition.

                    As used herein, a "Change of Control" means a change of control of Purus of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as in effect on the Closing Date), whether or not Purus is then subject to such reporting requirement; provided, that, without limitation, such a Change of Control shall be deemed to have occurred if:

                           (i)   any  "person"  (ad  defined   in
                    Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                    Act), directly or indirectly, of securities of Purus representing thirty percent (30%) or more of the combined voting power of Purus's then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred if prior to the acquisition of such thirty percent (30%) of the combined voting power of Purus's then outstanding securities, a majority of the Continuing Directors (as defined below) approves such acquisition; or

                          (ii)  if  there shall  cease  to  be  a
                    majority  of the Board of Directors of  Purus
                    (the   "Board")   comprised   of   Continuing
                    Directors; or

                          (iii)      the  stockholders  of  Purus
                    approve a merger of consolidation of Purus with any other corporation, other than a merger or consolidation which would result in the voting securities of Purus outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of Purus or such surviving entity outstanding immediately after such merger or consolidation; or

                           (iv)  if  any  recapitalization  event
                    occurs as a result of which the holders of voting securities of Purus outstanding immediately prior thereto do not continue to hold at least eighty percent (80%) of the combined voting power of the voting securities of Purus immediately after such recapitalization event; or

                         (v)  the stockholders of Purus approve a
                    plan of complete liquidation of Purus or an agreement for the sale or disposition by Purus of all or substantially all of Purus's assets; or

                          (vi) a majority of the "named executive
                    officers" set forth in Purus's most recent Proxy Statement or Annual Report on Form 10-K or Form 10-KSB, as the case may be, cease to occupy such positions within a period of 365 consecutive days.

                    As used herein, "Continuing Directors" means individuals who constitute the Board as of the date of the Letter and any new director(s) whose election by the Board or nomination for election by Purus's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election was previously so approved.

Conditions Precedent
to Closing:         The   closing   of   the   Acquisition   (the
                    "Closing")  is  subject  to  the  completion,
                    execution    and   delivery   of   acceptable
                    documentation with respect to the Acquisition
                    and   other   conditions   precedent   deemed
                    appropriate by the parties for transactions similar to the Acquisition in general and for the transaction in particular, including, but not limited to, each of the following:

                         (i)  The completion of all due diligence
                    with respect to the Company and its subsidiaries in scope and determination satisfactory to Purus in its sole discretion;

                           (ii)   All   definitive  documentation
                    (including,  but not limited  to,  the  Stock
                    Exchange Agreement and associated documentation with respect thereto) shall have been completed, executed and delivered in form and substance satisfactory to the parties;

                          (iii)     All consents and approvals of
                    the board of directors and shareholders, governmental and regulatory bodies, and other applicable third parties necessary or desirable in connection with the Acquisition shall have been obtained and remain in effect;

                          (iv)  no material adverse change  shall
                    have occurred, or shall be reasonably expected to occur, in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole;

                          (v)   The absence of any claim, action,
                    suit, order, injunction, investigation or proceeding (including, without limitation, any of the foregoing that relate to bankruptcy or insolvency) pending or threatened in any court or before any arbitrator or governmental authority that purports to affect the Company or its subsidiaries or any transaction contemplated hereby, or that could have a material adverse effect on the Company or its subsidiaries or any transaction contemplated hereby or on the ability of the Company and its subsidiaries to perform its and their respective obligations under any documents to be executed in connection with the Acquisition;

                          (vi)  Receipt and review, with  results
                    satisfactory to Purus and its counsel of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Company and it subsidiaries;

                         (vii)     Purus and its counsel shall be
                    satisfied with the legal structure of the Company and its subsidiaries (including, without limitation, its or their respective Certificates of Incorporation (including any Certificate of Rights and Designations of any currently outstanding series or class of preferred stock), Bylaws, and any regulatory matters affecting the proposed Acquisition and the terms and conditions of the transaction proposed herein; and

                            (viii)       Resolution   or    other
                    disposition to the satisfaction of the Company of all pending legal proceedings against Purus described in the 1997 annual report of Purus on Form 10-KSB.